UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2006

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously announced, a special committee of the Board of Directors of Marvell Technology Group Ltd. (the “Company”), with the assistance of independent legal counsel and outside accounting experts, has been conducting an internal review relating to the Company’s historical stock option practices and related accounting matters.  Although the special committee has not as yet reported its findings to the Board, it has provided the Company with certain information about the Company’s stock option grants since the Company’s initial public offering in June 2000.  From such information the Company has determined that the actual measurement dates for financial accounting purposes of certain stock options grants awarded in the past differ from the recorded grant dates used for such awards, and that in some of those cases the fair market value of the underlying shares of the Company’s Common Stock was higher on the actual measurement date than on the recorded grant date.  As set forth in detail below, the following executive officers were beneficiaries of one or more of such grants: Sehat Sutardja, Ph.D., the Company’s Chairman of the Board, President and Chief Executive Officer; Weili Dai, the Company’s Executive Vice President and Chief Operating Officer; Pantas Sutardja, Ph.D., the Company’s Chief Technology Officer; and George Hervey, the Company’s Vice President of Finance and Chief Financial Officer.  On December 27 and 28, 2006, each of the foregoing individuals and the Company voluntarily agreed to reform the outstanding stock option agreements for these grants such that the exercise price for such options is corrected to the price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes.  For options that remain unexercised, the applicable exercise price has thus been corrected to equal the fair market value (i.e., the closing price) of the Company’s Common Stock on the actual measurement date, with all other terms of those options remaining unchanged.  As to all such options previously exercised, these individuals have remitted to the Company the full amount of the difference between the exercise prices of the options as granted and the fair market values of the Common Stock on the actual measurement dates.  The reformation of certain of the options was undertaken, among other reasons, to address potential tax consequences arising from Internal Revenue Code Section 409A prior to the December 31, 2006 deadline for Section 16(a) reporting persons.

These individuals have agreed to reform their stock option agreements as follows (all amounts have been adjusted to reflect stock splits):

Optionee	Recorded Option Grant Date	Number of Shares Originally Subject to Option	Number of Shares Remaining Unexercised	Original Exercise Price per Share	Reformed Exercise Price per Share

Sehat Sutardja, Ph.D.	12/26/03	6,000,000	3,000,000	$9.125	$10.91

Weili Dai	12/26/03	4,000,000	2,083,334	$9.125	$10.91

Pantas Sutardja, Ph.D.	12/26/03	2,640,000	2,518,332	$9.125	$10.91

George Hervey	03/18/05	24,212	24,212	$17.73	$18.64
	01/02/04	10,552	10,552	$9.475	$9.81
	01/02/04	269,448	269,448	$9.475	$9.81
	05/05/03	7,896	7,896	$6.185	$8.995
	05/05/03	192,104	192,104	$6.185	$8.995
	10/16/02	28,836	28,836	$3.4675	$5.1275
	10/16/02	251,164	251,164	$3.4675	$5.1275
	02/28/02	6,668	6,668	$7.6725	$10.09
	02/28/02	153,332	—	$7.6725	$10.09
	01/02/01	160,000	—	$5.3438	$6.875

As described above, pursuant to the reformation of the stock option agreements listed above, Sehat Sutardja, Ph.D., Weili Dai, Pantas Sutardja, Ph.D., and George Hervey have paid to the Company the following amounts by which the aggregate reformed exercise prices for the portions of options that were previously exercised exceed the amounts paid for the shares received upon exercise:

Name	Amount
Sehat Sutardja, Ph.D.	$5,355,001
Weili Dai	3,421,249
Pantas Sutardja, Ph.D.	217,178
George Hervey	615,673

Item 9.01                                             Financial Statements and Exhibits.

(d)                                  Exhibits

Exhibit No.	Description

10.1	Reformation of Stock Option Agreement dated December 27, 2006, by and between Sehat Sutardja and Marvell Technology Group Ltd.

10.2	Reformation of Stock Option Agreement dated December 27, 2006, by and between Weili Dai and Marvell Technology Group Ltd.

10.3	Reformation of Stock Option Agreement dated December 28, 2006, by and between Pantas Sutardja and Marvell Technology Group Ltd.

10.4	Reformation of Stock Option Agreements dated December 28, 2006, by and between George Hervey and Marvell Technology Group Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January  4, 2007

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey
George A. Hervey
Vice President of Finance and Chief Financial Officer